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                                                      Exhibit 4-D
                                                      to Form S-3

                               Certificate as to Form
                               First Mortgage Bonds, Series
                                    Supplemental Indenture: 2.01
                               Original Issue Date:


(Mass. Electric Letterhead)


                                  (Date)

State Street Bank and Trust Company,
   Trustee under First Mortgage Indenture
   and Deed of Trust of Worcester County
   Electric Company, dated as of July 1, 1949 as supplemented (the Indenture), including the
                   Supplemental Indenture
225 Franklin Street
Boston, Massachusetts 02110

Dear Sir or Madam:

    The undersigned,                of Massachusetts Electric
Company (the Company), formerly Worcester County Electric Company, in connection with the certification and delivery of the Company's First Mortgage Bonds, Series , hereby establishes the following terms and conditions pursuant to Section 2.01 of the
        Supplemental Indenture for a new issue thereof:

    Issue Designation:                                    .

    Principal Amount:                                 .

    Date of Maturity:                                  .

    Interest Rate:                          .

    Certificated or Book-Entry Only:                           .

    Bond Form:                                        .
                (lithographed on steel engraved tints)

    Distinguishing Letters/Numbers:                            .

         CUSIP Number:                            .

    Date of First Certification and Delivery:                    .
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    Original Issue Discount:                      ; if applicable,

         Total Amount of Discount:                       .

         Date of First Interest Payment:                       .

    Initial Price to Public:                              .
                                        (percentage)

    Restrictions on Call:                                  .

    Restrictions on Refunding:                                   .
                                (rate of effective interest cost)

    Provisions for Redemption:                               .
                                        (years of par call)

    Applicable Redemption Prices for Redemption:

If redeemed at any
time in the respective
twelve months' period
beginning    (Date)
in each of the                 General             Special
following year            Redemption Prices    Redemption Prices
- ----------------------    -----------------    ------------------


    I have read the applicable provisions of the Indenture, particularly Section 3.02 of the Indenture and Section 2.01 of the
            Supplemental Indenture, compliance with which is a condition precedent to certification and delivery of the Series Bonds, requested by the Company's application and have made such examination and investigation as in my opinion is necessary to enable me to express an informed opinion as to the matters covered in this certificate. In my opinion, there has been compliance with all requirements of the Indenture with respect to the furnishing of this certificate.

    All statements made in this certificate are true with reference to all pertinent definitions and uses of terms in the Indenture.


                                  Very truly yours,


                                  Name:
                                  Title:
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                THE COMMONWEALTH OF MASSACHUSETTS

Worcester, ss.


    Subscribed and sworn to before me by
on                .





                                  Notary Public